Exhibit 12(b)
        CERTIFICATION PURSUANT TO SECTION 906 OF THE
                     SARBANES-OXLEY ACT


Pursuant to 18 U.S.C. 1350, each of the undersigned, being the Principal Executive Officer and Principal Financial Officer of Sequoia Fund, Inc.
(the "Registrant"), hereby certifies that, to the best of such officer's knowledge, the Registrant's report on Form N CSR for the period ended
December 31, 2005 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the Report.


Date:	February 28, 2007

By:	/s/ Robert D. Goldfarb
-----------------------------------------
President and Principal Executive Officer

By:	/s/ Joseph Quinones, Jr.
-----------------------------------------
Vice President, Secretary and Treasurer


This certification is furnished as an exhibit solely pursuant to Item 12(b) of Form N-CSR and is not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. This certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that the Registrant specifically incorporates this certification by reference.